Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Purchase Agreement”) is made as of the 29th day of November, 2007, by and among E*TRADE Financial Corporation (the “Company”), Investment Partners (A), LLC (“IP(A)”) and the additional investors listed on Schedule A hereto.  Each of IP(A) and the investors listed on Schedule A hereto is herein referred to as an “Investor”.

Reference is made to (i) the Master Investment and Securities Purchase Agreement dated as of November 29, 2007 by and between Wingate Capital Ltd. (“Wingate”) and the Company (the “Master Investment Agreement”) and (ii) the Registration Rights Agreement dated as of November 29, 2007 by and between Wingate and the Company (the “Registration Rights Agreement”).  Capitalized terms used but not defined herein have the respective meanings given to such terms in the Master Investment Agreement.

In consideration of the promises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

1.
At the Initial Closing (or as promptly as practicable thereafter in the case of stock certificates): (i) the Company will deliver (A) to IP(A) certificates for 2,420,215 shares of Common Stock and executed Springing Lien Notes in the aggregate principal amount of $50,000,000, (B) to each other Investor certificates for the shares of Common Stock in the applicable amount set forth in Schedule A registered in the name of such Investor and executed Springing Lien Notes in the applicable aggregate principal amount set forth in Schedule A registered in the name of such Investor which shall be reflected in one or more global notes representing the Springing Lien Notes and held by The Depository Trust Corporation or its nominee (or a custodian on its behalf) and (C) a commitment fee to IP(A) of $1,428,572, and a commitment fee to the other Investors in the aggregate amount of $1,428,572; and (ii) each Investor, in full payment for such shares of the Purchased Common Stock and such Springing Lien Notes, will deliver the applicable cash consideration for such securities set forth in Schedule A (or in the case of IP(A), $50,000,000) by wire transfer of immediately available funds to the account designated by the Company.  Notwithstanding the foregoing, as mutually agreed between the Company and each Investor, such Investor’s commitment fee may be netted against the applicable cash consideration payable by such Investor (in which case the Investor shall remit to the Company an amount equal to such cash consideration less such commitment fee).

2.
The Company hereby: (i) makes to the Investors the same representations and warranties made by the Company to Wingate in Section 3.01 of the Master Investment Agreement to the same extent as made by the Company to Wingate

(and as if each reference to “this Agreement” in such Section were a reference to this Purchase Agreement and each reference to “Ancillary Document” in such Section were a reference to the Registration Rights Agreement and Indenture only); (ii) agrees, for the benefit of the Investors, to the obligations set forth in Sections 4.01, 4.04(d), 4.05, 4.08 (as if each Investor were a “Purchaser” for purposes of such Section), 4.09 and 4.10 (with respect to the Securities issued to the Investors pursuant to this Purchase Agreement), 4.12 and 4.14 of the Master Investment Agreement and (iii) agrees that the Investors shall be treated as “Purchaser Indemnitees” for purposes of the indemnification provisions in Section 6.09 of the Master Investment Agreement with respect to any misrepresentation, breach of warranty or breach of covenant or obligation under this Purchase Agreement by the Company (it being acknowledged and agreed by the Investors, for the avoidance of doubt, that they shall be responsible for their pro rata share of the Deductible and shall be subject to their pro rata share of the cap provided for in Section 6.09(d) of the Master Investment Agreement, calculated based on the aggregate purchase price payable by the Investors for the Springing Lien Notes pursuant to this Purchase Agreement as a proportion of the aggregate purchase price payable by Purchaser for the Springing Lien Notes issuable to Purchaser pursuant to the Master Investment Agreement).

3.
Each of the Investors hereby: (i) makes to the Company the same representations and warranties made by the Purchaser to the Company in Section 3.02 of the Master Investment Agreement (other than Section 3.02(i)) and the same acknowledgements as made by the Purchaser to the Company in Section 4.04(a), (b) and (c) of the Master Investment Agreement, in each case as if each Investor were a “Purchaser” for purposes of such Sections and to the same extent as made by Purchaser to the Company (and as if each reference to “this Agreement” in such Section were a reference to this Purchase Agreement and each reference to “Ancillary Document” in such Section were a reference to the Registration Rights Agreement and Indenture only); (ii) agrees to the obligation set forth in Section 4.01 of the Master Investment Agreement and (iii) agrees to indemnify the Company Indemnitees with respect to any misrepresentation, breach of warranty or breach of covenant or obligation under this Purchase Agreement by any Investor to the same extent as the indemnity provided by the Purchaser to the Company Indemnitees in Section 6.09(b) of the Master Investment Agreement.

4.
Each Investor hereby acknowledges and agrees that, by its execution of this Purchase Agreement, such Investor shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and observe all of the obligations of a “Holder” (as defined in the Registration Rights Agreement) thereunder.

Sections 6.01, 6.02, 6.03, 6.05, 6.06, and Sections 6.10 through 6.19 (other than Section 6.16), of the Master Investment Agreement shall apply to this Purchase Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the day and year first above written.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Robert J. Simmons
	Name:	Robert J. Simmons
	Title:	Chief Financial Officer

INVESTMENT PARTNERS (A), LLC
BY:       BAA CO-INVESTMENT FUND
(GENPAR), LLC, ITS MANAGER

BY:     BLACKROCK ALTERNATIVE
ADVISORS GP HOLDINGS, LLC, ITS SOLE
MEMBER

BY:     BLACKROCK FINANCIAL
MANAGEMENT, INC., ITS MANAGING
MEMBER

By:	/s/ Bryan K. White
	Name:	Bryan K. White
	Title:	Managing Director

By:	/s/ Marie M. Bender
	Name:	Marie M. Bender
	Title:	Managing Director

BLACKROCK FINANCIAL MANAGEMENT, INC. in its capacity as Sub-Adviser to, agent for and solely with respect to the assets of each of the entities listed on Schedule A
By:	/s/ Mark Williams
	Name:	Mark Williams
	Title:	Managing Director